Exhibit 99.1

Chubb Limited Bärengasse 32 CH-8001 Zurich Switzerland	www.chubb.com @Chubb

News Release

Chubb Appoints John Lupica Executive Chairman of North America Insurance; Juan Luis Ortega Named President, North America Insurance; Scott Meyer Promoted to Chief Operating Officer, North America Insurance

Chris Maleno appointed Vice Chairman, North America Insurance

ZURICH – July 9, 2024 – Chubb Limited (NYSE: CB) today announced several executive appointments to its North American general insurance business. John Lupica, Vice Chairman, Chubb Group and President, North America Insurance, has been named Executive Chairman. Juan Luis Ortega, currently Executive Vice President, Chubb Group and President, Overseas General Insurance, has been named President, North America Insurance, succeeding Lupica. Scott Meyer, Senior Vice President, Chubb Group and Division President of Westchester, the company's wholesale excess and surplus lines insurance business, has been named Chief Operating Officer, North America Insurance, a newly created position, reporting to Ortega.

As executive chairman, Lupica will have executive oversight, including strategy, governance and attention to major issues, of Chubb's general insurance business in North America. In his role as President, Ortega will have day-to-day executive operating responsibility for North America Insurance both top and bottom line. He will report to Lupica.

Christopher Maleno, Senior Vice President, Chubb Group has been appointed Vice Chairman, North America Insurance. He will retain his current responsibilities as Division President, North America Field Operations, and report to Ortega.

All of the appointments are effective immediately.

“These management changes and increased responsibilities recognize the size and complexity of our North America Insurance business, along with our ambitions for its future growth and development. Chubb is the largest commercial insurer and insurer of high-net-worth individuals in the United States, and our North American business is a major company in its own right. We are bringing to bear at the top of the division an extremely strong team of experienced Chubb leaders,” said Evan G. Greenberg, Chairman and Chief Executive Officer. “John’s strategic capabilities, command of every aspect of our business, and his leadership, professionalism and dedication are exceptional. His underwriting knowledge and insights are unparalleled.

“I am so pleased to appoint Juan Luis as President of our North American P&C franchise. I have worked with Juan for many years. In that time, he has grown to become simply an outstanding executive and insurance professional. His leadership skills and track record of success building and managing increasingly larger and more complex businesses speak for themselves. He has consistently produced outstanding financial results across our international P&C operations. Juan has earned this well-deserved recognition and my complete confidence.

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Chubb Limited News Release

“Scott is an exceptional executive and underwriter with more than three decades of experience in both retail and wholesale commercial P&C. He is a leader and people follow him. He has successfully led major divisions of our company and is now ready to apply his proven operating management skills to our entire North America Insurance business. It is a privilege for me to congratulate Scott on this significant promotion.

“I have worked with Chris for over 30 years. His sense of judgment and loyalty, combined with his talent and work ethic, are a standout example of Chubb leadership. I can think of no one more deserving of this recognition.”

John Keogh, President and Chief Operating Officer commented: “John, Juan Luis, Scott and Chris have been my partners at the company for nearly 20 years, and they are without doubt four of the industry’s most impressive insurance executives. Their collective experience, which is exceptionally deep and broad, represents a powerful North America management team.

“Having proven his leadership of our P&C, A&H and personal lines businesses in 51 countries outside North America, Juan Luis will now lead the day-to-day operations of the #1 commercial P&C insurer in the U.S., with retail and wholesale divisions serving businesses of all sizes, from major accounts to the middle market to small commercial; America’s #1 high-net-worth personal lines business; and our leading agriculture insurance operation that includes the nation’s #1 crop insurer. Juan Luis will be supported by Scott, who will serve as his deputy offering a wealth of commercial P&C experience and business insight, and Chris, who brings over three decades of experience, wisdom and leadership with our North American businesses, which is reflected in his new title.”

Juan Luis Ortega has more than 25 years of insurance industry experience. He was appointed Executive Vice President of Chubb Group and President, Overseas General Insurance in 2019. Previously, Ortega served as Regional President of Latin America from 2016-2019 and Regional President of Asia Pacific from 2013 -2016. Ortega joined Chubb (ACE) in 1999 and advanced through a series of A&H and credit insurance management positions in Miami, Puerto Rico and Mexico, before being named Country President of Chile in 2005, where he was responsible for the company’s P&C, A&H and life insurance businesses in that country. He has served as Senior Vice President and Regional Head of A&H for both the company's Asia Pacific and Latin America regions. Ortega earned a Bachelor of Science degree in Finance and Business Administration from Universidad Diego Portales, Chile.

Scott Meyer has nearly 35 years of insurance industry experience. He was appointed Senior Vice President, Chubb Group and Division President of Westchester, the company's wholesale and excess and surplus lines insurance business, in 2020. Meyer joined Chubb’s North America Insurance business in 2008 as Executive Vice President, Professional Risk, and was promoted to Division President of Professional Risk in 2012. He was subsequently named Division President of North America Financial Lines in 2016. Meyer holds a bachelor's degree in economics from New York University.

Christopher Maleno has over 35 years of insurance industry experience. He was named Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance in 2018. Previously, he served as Division President, North America National Accounts, from 2016-2018, and Division President of the company’s U.S.-based retail commercial P&C business, from 2013-2016. Maleno joined the company in 2007 as Division President, Regional Operations, and served as Chief Operating Officer and President, Casualty Risk. Maleno began his insurance career with the Chubb Corporation in 1988 and served in a number of middle market commercial lines and branch roles. Maleno earned a Master of Business Administration degree from Columbia University, and a Bachelor of Science degree in Finance from the University of Vermont.

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About Chubb

Chubb is a world leader in insurance. With operations in 54 countries and territories, Chubb provides commercial and personal property and casualty insurance, personal accident and supplemental health insurance, reinsurance and life insurance to a diverse group of clients. As an underwriting company, we assess, assume and manage risk with insight and discipline. We service and pay our claims fairly and promptly. The company is also defined by its extensive product and service offerings, broad distribution capabilities, exceptional financial strength and local operations globally. Parent company Chubb Limited is listed on the New York Stock Exchange (NYSE: CB) and is a component of the S&P 500 index. Chubb maintains executive offices in Zurich, New York, London, Paris and other locations, and employs approximately 40,000 people worldwide. Additional information can be found at: www.chubb.com.

Media Contact

Jeffrey Zack, (212) 827-4444, jeffrey.zack@chubb.com

Investor Contact

Karen Beyer, (212) 827-4445, karen.beyer@chubb.com

Chubb®, Chubb logo® and Chubb. Insured.SM are trademarks of Chubb.	3